SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                                FORM 8-K



                             CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported) :
                            November 20, 1997


                       SIMON DeBARTOLO GROUP, INC.

         (Exact name of registrant as specified in its charter)




     Maryland               1-12618               35-1901999
(State or other           (Commission           (IRS Employer
jurisdiction of           File Number)          Identification No.)
incorporation)





                       115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:  317.636.1600


                             Not Applicable
      (Former name or former address, if changed since last report)

Item 5.  Other Events

      On November 20, 1997 the Registrant made available additional ownership and operation information concerning the Registrant, Simon
DeBartolo Group, L.P., Simon Property Group, L.P. and properties owned or managed as of September 30, 1997, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing

 99                 Supplemental Information     4
                    as of September 30, 1997

                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  November 20, 1997




                         SIMON DeBARTOLO GROUP, INC.


                              By:  /s/ Stephen E. Sterrett
                                   Stephen E. Sterrett,
                                   Treasurer

                          SIMON DeBARTOLO GROUP
                        SUPPLEMENTAL INFORMATION
                            Table of Contents
                        As of September 30, 1997



    Information                                      Page

Overview                                              5

Ownership Structure                                  6-8

Reconciliation of Net Income to
      Funds from Operations ("FFO")                   9

Selected Financial Information                      10-11

Portfolio GLA, Occupancy & Rent Data                  12

Rent Information                                      13

Lease Expirations                                   14-15

Scheduled Debt Amortization and Maturities            16

Summary of Indebtedness                               17

Summary of Indebtedness by Maturity                 18-23

Summary of Variable Rate Debt and Interest Rate
      Protection Agreements                         24-25

New Development Activities                            26

Renovation/Expansion Activities                     27-28

Capital Expenditures                                  29

Gains on Sales of Peripheral Land                     30

Teleconference Text - November 7, 1997              31-40

                          SIMON DeBARTOLO GROUP
                                Overview


The Company

Simon DeBartolo Group, Inc. (the "Company" or "SDG") (NYSE:SPG) was created as a result of the merger (the "Merger") on August 9, 1996, of DeBartolo Realty Corporation ("DRC") into Simon Property Group, Inc. ("SPG").

Through its majority owned subsidiaries, Simon DeBartolo Group, L.P. and Simon Property Group, L.P. (collectively, the "Operating Partnership"), at September 30, 1997, the Company owned or had an interest in 200 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of 128 million square feet of gross leasable area (GLA) in 33 states. The Company, together with its affiliated management companies, owned or managed approximately 144 million square feet of GLA in retail and mixed-use properties.

On September 29, 1997, the Operating Partnership acquired interests in 12 regional malls and one community center comprising 12 million square feet of GLA (the "RPT properties") as a result of the acquisition of The Retail Property Trust.

This  package  was  prepared to provide (1) ownership  information,  (2)
certain  operational  information,  and  (3)   debt  information  as  of
September 30, 1997, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran,
Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

                          SIMON DeBARTOLO GROUP
                     ECONOMIC OWNERSHIP STRUCTURE(1)
                           September 30, 1997



SIMON DeBARTOLO GROUP, L.P. and Simon Property Group, L.P.
(the "Operating Partnership")

Total Common Shares and Units Outstanding = 164,673,493

  Operational Assets:
  -------------------
     124 Regional Malls
     66 Community Shopping Centers
     10 Specialty and Mixed-Use Properties

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           60.7%
       Simon Family                                   2.1%
       DeBartolo Family                               0.0%
       Executive Management                           0.2%
                                                     -----
                                                     63.0%
                                                     -----

     Limited Partners of Simon
       Simon Family                                  21.0%
       DeBartolo Family                              13.5%
       Other Limited Partners                         2.4%
       Executive Management                           0.1%
                                                     -----
                                                     37.0%
                                                     -----
                                                    100.0%

Simon DeBartolo Group, Inc. (the "Company")(2)
  63.0% General Partner of Operating Partnership

  Common Shareholders                          Shares       %
  -------------------                       ---------      --

  Public Shareholders                     99,935,795    96.4%
  Simon Family                             3,329,821     3.2%
  DeBartolo Family                            24,832     0.0%
  Executive Management                       373,397     0.4%
                                          ----------   ------
                                         103,663,845   100.0%

Limited Partners ("Limited Partners")
  37.0% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,584,455    56.7%
  DeBartolo Family                        22,207,888    36.4%
  Executive Management                       153,498     0.2%
  Other Limited Partners                   4,063,807     6.7%
                                          ----------   ------
                                          61,009,648   100.0%


(1) Schedule excludes preferred stock: 4 million shares of Series A issued on 10/27/95, 8 million shares of Series B issued on 9/27/96, and 3 million shares of Series C issued on 7/9/97.
(2) General partner of Simon DeBartolo Group, L.P. and Simon Property
    Group, L.P.

                          SIMON DeBARTOLO GROUP
               Changes in Common Stock and Unit Ownership
    For the Period from December 31, 1996 through September 30, 1997


                                               Operating
                                              Partnership      Company
                                                Units(1)     Common Shares


Number Outstanding at December 31, 1996        60,974,050     96,880,415


Award of Restricted Stock
     (Stock Incentive Program)                      -            458,884

Issuance of Units in connection
      with West Town Mall acquisition              35,598           -


Issuance of Stock in connection
      with acquisition of Dadeland Mall              -           658,707

Public Stock Offerings                               -         5,247,000

Issuance of Stock in connection with the Merger      -            82,484

Issuance of Stock for Employee and Director
      Stock Option Exercises                         -           336,355



Number Outstanding at September 30, 1997(2)    61,009,648    103,663,845






              Total Common Shares and Units Outstanding at
                   September 30, 1997: 164,673,493(2)


(1)  Excludes units owned by the Company (shown here as Company Common
     Shares).
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock).

                          SIMON DeBARTOLO GROUP
                       Preferred Stock Outstanding
                              ($ in 000's)


                                                             Number of
                                                      $        Shares


Outstanding as of September 30, 1997

Series A Convertible Preferred
  - private placement completed
    on October 27, 1995(1)                        $100,000   4,000,000


Series B Cumulative Redeemable Preferred
  - public offering completed
    on September 27, 1996(2)                      $200,000   8,000,000


Series C Cumulative Redeemable Preferred
  - public offering completed on                  $150,000   3,000,000
    July 9, 1997(3)                               --------  ----------
                                                  $450,000  15,000,000


(1)  Dividends are paid quarterly at the greater of 8.125% per annum  or
     the  dividend rate payable under the underlying common stock.   Holders
     have the right to convert the stock into common stock after October 27, 1997 at an initial conversion ratio equal to 0.9524. The Company may redeem the stock after five years upon payment of premiums that decline
     to  $25.00  per  share  over the following seven  years.   Holders  are
     entitled to vote on all matters submitted to a vote of the holders of common stock. Simon DeBartolo Group, Inc. contributed the proceeds to
     the  Operating  Partnership  in  exchange  for  preferred  Units.   The
     Operating Partnership pays a preferred distribution to the Company equal to the dividends paid on the preferred stock. On November 11, 1997, the Company issued 3,809,523 shares of common stock upon the conversion of all outstanding shares of the Series A preferred stock.

(2) Dividends are paid at 8.75% per annum. The Company may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of the Company. Simon DeBartolo Group, Inc. contributed the proceeds to the Operating Partnership in exchange for
     preferred   Units.    The  Operating  Partnership  pays   a   preferred
     distribution to the Company equal to the dividends paid on the preferred
     stock.   The  shares  are traded on the New York Stock  Exchange.   The
     closing price on September 30, 1997, was $26.75.

(3)  The Cumulative Step-Up Premium Rate Preferred Stock was issued at
     7.89%. Beginning October 1, 2012, the rate increases to 9.89%. The shares are redeemable after September 30, 2007. The shares are not convertible into any other securities of the Company. The Company contributed the proceeds of the offering to the Operating Partnership in exchange for preferred units, the economic terms of which are substantially identical to the Series C preferred stock.

                          SIMON DeBARTOLO GROUP
                     Reconciliation of Net Income to
                    Funds From Operations ("FFO") (1)
                        As of September 30, 1997

              (Amounts in thousands, except per share data)


                                                 Nine Months Ended
                                                    September 30,
The Operating Partnership                          1997       1996
-------------------------                       ---------  ----------
Income of the Operating Partnership before
Extraordinary Items                              $153,161     $76,639

Plus:  Depreciation and Amortization from
Consolidated Properties                           127,667      88,507

Less:  Minority Interest Portion of
Depreciation and Amortization and
Extraordinary Items                               (3,486)     (2,251)

Plus:  SDG's Share of Depreciation,
Amortization and Extraordinary Items from
Unconsolidated Affiliates                          28,005       9,725

Less:  Preferred Dividends                       (21,914)     (6,286)

Plus:  Merger Integration Costs                         -       7,236

Less:  Gains on the Sales of Real Estate             (20)        (88)
                                                ---------  ----------
Funds from Operations of the Operating
Partnership                                      $283,413    $173,482
     Percent Increase                               63.4%

Weighted Average Common Shares and Units
Outstanding                                       158,752     107,607

FFO per Share/Unit                                  $1.79       $1.61
     Percent Increase                               11.2%

The Company
-----------
FFO Allocable to the Company                     $174,581    $106,223
     Percent Increase                               64.4%

Weighted Average Common Shares Outstanding         97,766      65,833

FFO per Share                                       $1.79       $1.61
     Percent Increase                               11.2%

Distributions per Common Share/Unit               $1.5025      $1.1365 (2)


(1) FFO amounts were calculated in accordance with the National Association of Real Estate Investment Trust's revised definition of FFO. Please see detailed discussion of FFO in the Company's December 31, 1996, Form 10-K.
(2) Includes $0.1515 special distribution paid in connection with the Merger of SPG and DRC, resulting in change in distribution payment cycle.
     The regular quarterly distribution remained at $0.4925 per share/unit.
     The distribution for the 3rd quarter was declared on October 10, 1996, payable on November 22, 1996.

                          SIMON DeBARTOLO GROUP
                     Selected Financial Information
                        As of September 30, 1997
                     (In thousands, except as noted)


                                            As of or for the
                                            Nine Months Ended
                                               September 30,
                                             1997        1996     % Change
Financial Highlights(1)                      ----        ----     --------
----------------------

Total Revenues - Consolidated
Properties                                $   747,252   $485,640      53.9%

Total EBITDA of Portfolio Properties      $   649,514   $390,156      66.5%
EBITDA After Minority Interest            $   520,615   $313,201      66.2%

Net Income Available to Common
Shareholders Before Extraordinary
Items                                     $    80,683   $ 42,998      87.6%

Net Income Available to Common
Shareholders per Share Before
Extraordinary Items                       $      0.83   $   0.65      27.7%

Funds from Operations of the Operating
Partnership                               $   283,413   $173,482      63.4%
Funds from Operations Allocable to the
Company                                   $   174,581   $106,223      64.4%
Funds from Operations per Common Share    $      1.79   $   1.61      11.2%

Common Stock Distributions, per Common
Share                                     $    1.5025  $ 1.13657          -


Operational Statistics(8)

Occupancy at End of Period:
     Regional Malls (3)                         86.0%      84.3%        1.7%
     Community Shopping Centers (4)             93.1%      92.1%        1.0%

Average Base Rent per Square Foot:
     Regional Malls (3)                   $     21.82   $  20.18        8.1%
     Community Shopping Centers (4)       $      7.78   $   7.49        3.9%

Total Tenant Sales Volume, in
millions: (2)(5)
     Regional Malls (6)                    $    4,541   $  4,313        5.3%
     Community Shopping Centers (4)        $      990   $  1,018       -2.8%


Number of Properties Open at End of
Period                                            200        183        9.3%


(1)   Not adjusted to give effect to the Merger prior to August 9, 1996.
(2) Based upon the business and properties of SPG and DRC on a combined basis to give effect to the Merger for all periods reported.
(3)   Includes mall and freestanding stores.
(4)   Includes all Owned GLA.
(5)   Represents only those tenants who report sales.
(6) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.
(7) Includes $0.1515 special distribution paid in connection with the Merger of SPG and DRC, resulting in change in distribution payment cycle. The regular quarterly distribution remained at $0.4925 per share/unit. The distribution for the 3rd quarter was declared on October 10, 1996, payable on November 22, 1996.
(8) Operating statistics do not include the impact of the RPT properties.

                          SIMON DeBARTOLO GROUP
                     Selected Financial Information
                        As of September 30, 1997
                     (In thousands, except as noted)

                                                 September 30, September 30,
Equity Information                                   1997            1996
------------------                               -------------  --------------

Units Outstanding at End of Period                      61,009        60,502
Common Shares Outstanding at End of
Period                                                 103,664        96,507
                                                 -------------  --------------

Total Common Shares and Units
Outstanding at End of Period                           164,673       157,009
                                                 =============  ==============

Weighted Average Units Outstanding for
the Period                                              60,986        41,774
Weighted Average Common Shares
Outstanding for the Period                              97,766        65,883
                                                 -------------  --------------

     Weighted Average Common Shares and
       Units Outstanding for the Period                158,752       107,607
                                                 =============  ==============


                                                 September 30,   December 31,
Selected Balance Sheet Information                   1997           1996
----------------------------------               ------------- --------------

Total Assets                                      $  7,414,360   $ 5,895,910

Consolidated Debt                                 $  4,720,885   $ 3,681,984

SDG Share of Joint Venture Debt                   $    681,671   $   448,218


Debt-to-Market Capitalization
-----------------------------

Common Stock Price at End of Period               $      33.00   $     31.00

Equity Market Capitalization (1)                  $  5,884,225   $ 5,193,488

Total Capitalization - Consolidated
Debt Only                                         $ 10,605,110  $  8,875,472

Debt-to-Market Capitalization -
Consolidated Only                                        44.5%         41.5%

Total Capitalization - Including SDG
Share of JV Debt (millions)                       $ 11,286,781  $  9,323,690

Debt-to-Market Capitalization -
Including SDG Share of JV Debt                           47.9%         44.3%


(1)  Market value of Common Stock and Units plus book value of Preferred
     Stock.

                          SIMON DeBARTOLO GROUP
                  Portfolio GLA, Occupancy & Rent Data
                        As of September 30, 1997

                                                                    Avg.
                                                                    Annualized
                                                                    Base Rent
                                                       % of Owned   Per Leased
Type of                           Total       % of     GLA Which    Sq. Ft. of
Property           GLA-Sq. Ft.   Owned GLA  Owned GLA  is Leased    Owned GLA

Regional Malls

-Anchor            60,078,707   19,854,923     26.4%     97.5%       $3.27

-Mall Store        32,981,338   32,981,340     43.9%     85.8%       22.23
-Freestanding       1,645,042      801,297      1.1%     95.0%        7.16
                   ----------   ----------
     Subtotal      34,626,380   33,782,637     45.0%     86.0%       21.82


Regional Mall
 Total             94,705,087   53,637,560     71.4%     90.3%      $14.24

Community Shopping
Centers

-Anchor            10,893,126    6,725,517      9.0%     95.7%       $6.35
-Mall Store         3,625,909    3,544,819      4.7%     87.7%       10.81
-Freestanding         785,812      291,173      0.4%     98.6%        7.42

Community Ctr.
 Total             15,304,847   10,561,509     14.1%     93.1%       $7.78

Office Portion of
Mixed-Use
Properties          2,000,967    2,000,967      2.7%     96.9%      $18.84

Mills-type
Properties and
Other               3,129,194    1,848,484      2.4%

RPT Properties     12,571,677    7,053,599      9.4%



GRAND TOTAL       127,711,772   75,102,119    100.0%

                          Occupancy History(5)

                                                          Community
             As of        Regional Malls(1)            Shopping Centers(2)
            9/30/97              86.0%                        93.1%
            9/30/96              84.3%                        92.1%

           12/31/96              84.7%                        91.6%
           12/31/95(3)           85.5%                        93.6%
           12/31/94(3)           85.6%                        93.9%
           12/31/93(3)           85.9%                         (4)

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(4) Information not available as community shopping center statistics for the properties formerly owned by DRC were not calculated prior to 1994.
(5)  Excludes RPT properties.

                          SIMON DeBARTOLO GROUP
                           Rent Information(1)
                        As of September 30, 1997


Average Base Rent

          Mall & Freestanding
               Stores at         %          Community       %
As of       Regional Malls     Change    Shopping Centers Change
-----  ---------------------  --------   ---------------- ------
9/30/97        $21.82           8.1%         $7.78        3.9%
9/30/96         20.18              -          7.49           -

12/31/96        20.68           7.8           7.65         4.9
12/31/95(2)     19.18           4.4           7.29         2.4
12/31/94(2)     18.37           3.8           7.12         N/A
12/31/93(2)     17.70           5.0            N/A         N/A


Rental Rates


                  Base Rent (3)
        Store Openings   Store Closings        Amount of Change
        --------------   -------------        ----------------
Year    During Period    During Period       Dollar    Percentage
----    --------------   -------------       ------    ----------

Regional Malls:
1997 (YTD)  $30.60      $20.45             $10.15       49.6% (4)
1996         23.59       18.73               4.86       24.9


Community Shopping Centers:
1997 (YTD)   $8.33       $9.58             ($1.25)     (13.0)%
1996          8.18        6.16               2.02       32.8

(1) Excludes RPT properties.
(2) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(3) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.
(4) Reflects the acquisition of Dadeland Mall and the openings of The Source and the expansion of The Forum Shops. Excluding these events, the spread was $2.85, or a 13.9% increase.

                          SIMON DeBARTOLO GROUP
                         Lease Expirations(1)(2)
                        As of September 30, 1997

                          Number of      Square           Avg. Base Rent
Year                  Leases Expiring     Feet            per Square Foot
                                                          at 9/30/97
Regional Malls - Mall & Freestanding Stores

1997 (10/1 - 12/31)           148        207,571              29.21
1998                        1,078      2,148,614              23.18
1999                        1,099      2,408,751              23.20
2000                        1,051      2,331,533              23.10
2001                          943      2,350,029              21.02
2002                          847      2,245,615              20.36
2003                          737      2,018,584              23.21
2004                          695      2,169,926              22.92
2005                          666      2,342,168              20.84
2006                          898      2,698,083              23.50
2007                          574      1,638,987              26.03
                  ---------------  -------------
TOTALS                      8,736     22,559,861             $22.72


 Regional Malls - Anchor Tenants

1997 (10/1 - 12/31)             1        202,812               1.22
1998                           11      1,805,155               1.45
1999                           12      1,620,140               1.74
2000                           11      1,748,754               1.95
2001                           11      1,644,947               2.09
2002                            8        866,606               1.82
2003                            5        617,254               3.69
2004                           13      1,130,439               4.28
2005                            9      1,177,471               2.73
2006                           11      1,284,004               3.69
2007                            5        484,095               2.61
                   --------------  -------------
TOTALS                         97     12,581,677              $2.41

Community Centers - Mall Stores & Freestanding Stores

1997 (10/1 - 12/31)            12         47,336               7.05
1998                          165        424,331              11.06
1999                          162        481,188              11.10
2000                          165        531,895              11.10
2001                          121        404,552              11.09
2002                           88        359,791              10.69
2003                           37        217,319              10.27
2004                           23        125,186              11.78
2005                           26        176,877              10.29
2006                           18        139,822               9.31
2007                            8        101,785               8.23
                  ---------------  -------------
TOTALS                        825      3,010,082             $10.72

(1)  Does not consider the impact of options that may be contained in leases.
(2)  Excludes RPT properties.

Community Centers - Anchor Tenants

1997 (10/1 - 12/31)             1         27,461               7.99
1998                            2         63,195               4.59
1999                            8        238,681               4.83
2000                            7        266,438               5.13
2001                           10        442,483               3.62
2002                            7        255,618               6.32
2003                            8        273,498               6.28
2004                            8        201,992               7.09
2005                           11        630,445               5.61
2006                            9        520,910               5.77
2007                            8        495,653               5.96
                  ---------------  -------------
TOTALS                         79      3,416,374              $5.56




(1)  Does not consider the impact of options that may be contained in leases.
(2)  Excludes RPT properties.

Simon DeBartolo Group
Scheduled Debt Amortization and Maturities
As of September 30, 1997
(In thousands)

                            Scheduled     Scheduled
         Year              Amortization  Maturities      Total

Consolidated

Mortgage Debt
                   1997          4,006            0         4,006
                   1998         17,146      301,880       319,026
                   1999         21,020      173,521       194,541
                   2000         23,246      263,496       286,742
                   2001         22,384      185,461       207,846
                   2002         19,959      299,473       319,432
                   2003         12,765      369,280       382,046
                   2004          8,386      565,883       574,269
                   2005          8,402       35,944        44,346
                   2006          7,253      112,159       119,412
Thereafter                       9,512      217,609       227,121

                            $  154,079   $2,524,706   $ 2,678,786

Corporate Credit
Facilities

                   1999              0      770,000       770,000

Unsecured Debt
                   1998              0       70,000        70,000
                   2000              0       63,000        63,000
                   2003              0      100,000       100,000
                   2004              0      250,000       250,000
                   2005              0      210,000       210,000
                   2006              0      250,000       250,000
Thereafter                           0      330,000       330,000

Adjustment of
Indebtedness to
Fair Mkt Value, Net              (900)            0         (900)

Total Consolidated Debt     $  153,179   $ 4,567,706   $ 4,720,885

Joint Ventures

Mortgage Debt
                   1997            993        5,989         6,982
                   1998          2,860      204,822       207,682
                   1999          3,104       60,244        63,348
                   2000          3,163       87,589        90,753
                   2001          5,522      210,517       216,039
                   2002          4,728      313,460       318,189
                   2003          3,792      172,444       176,236
                   2004          4,081       60,000        64,081
                   2005          1,443      313,971       315,414
                   2006          1,275      131,249       132,524
Thereafter                           0       68,893        68,893

Total Joint Venture
Debt                        $   30,961   $1,629,179   $ 1,660,140

         SIMON DeBARTOLO GROUP
        Summary of Indebtedness
       As of  September 30, 1997
            (In thousands)


                                                          SDG's
                                             Total       Share of    Weighted Avg
                                         Indebtedness  Indebtednes     Interest
                                                            s            Rate

Consolidated Indebtedness

Mortgage Debt
Fixed Rate                                  2,206,355     2,116,125         7.60%
Capped to Maturity, Currently "In the         154,380       154,380         6.39%
Money"
Other Hedged Debt                             181,000       142,763         6.14%
Floating Rate Debt                            137,051       132,160         6.77%
Subtotal Mortgage Debt                      2,678,786     2,545,428         7.40%

Unsecured Debt
Fixed Rate                                    990,000       990,000         7.03%
Capped to Maturity, Currently "In the         150,000       150,000         6.75%
Money"
Floating Rate Debt                            903,000       903,000         6.44%
Subtotal Unsecured Debt                     2,043,000     2,043,000         6.75%

Adjustment to Fair Market Value - Fixed       (1,624)       (1,624)           N/A
Rate
Adjustment to Fair Market Value -                 724           724           N/A
Variable Rate

Consolidated Mortgage and Other Notes       4,720,885     4,587,528         7.11%
Payable


Joint Venture Mortgage Indebtedness
Fixed Rate                                    922,020       406,523         7.95%
Debt Swapped to Maturity                      125,000        50,000         7.77%
Other Hedged Debt                             126,135        26,206         6.67%
Floating Rate Debt (1)                        486,983       198,942         6.96%
Joint Venture Mortgage and Other Notes      1,660,138       681,671         7.60%
Payable


SDG's Share of Total Indebtedness                         5,269,199         7.18%


(1)  On October 8, 1997 a rate swap at 6.21% through maturity was obtained on $70 million of
     Ontario Mills debt.

 SIMON DeBARTOLO GROUP
Summary of Indebtedness
      By Maturity
As of  September 30, 1997
     (In thousands)


                                                                         Weighted
                                                                SDG's       Avg
        Property           Maturity  Interest    Total        Share of   Interest Rate
          Name               Date      Rate   Indebtedness  Indebtedness  by Year

Consolidated Indebtedness
Fixed Rate Mortgage Debt:

White Oaks Mall - 55%/50%    3/1/98     7.70%        16,500        9,062
Ross Park Mall              8/15/98     6.14%        60,000       60,000
     Subtotal 1998                                   76,500       69,062    6.34%

Great Lakes Mall - 2         3/1/99     7.07%         8,576        8,576
Ingram Park Mall - 2        11/1/99     9.63%         7,000        7,000
Ingram Park Mall - 1        12/1/99     8.10%        48,727       48,727
Barton Creek Square         12/30/99    8.10%        63,059       63,059
La Plaza Mall               12/30/99    8.25%        50,179       50,179
     Subtotal 1999                                  177,541      177,541    8.15%

Windsor Park Mall - 1        6/1/00     8.00%         5,900        5,900
Trolley Square - 1          7/23/00     5.81%        19,000       17,100
North East Mall              9/1/00    10.00%        22,263       22,263
Bloomingdale Court          12/1/00     8.75%        29,009       29,009
Forest Plaza                12/1/00     8.75%        16,904       16,904
Fox River Plaza             12/1/00     8.75%        12,654       12,654
Lake View Plaza             12/1/00     8.75%        22,169       22,169
Lincoln Crossing            12/1/00     8.75%           997          997
Matteson Plaza              12/1/00     8.75%        11,159       11,159
Regency Plaza               12/1/00     8.75%         1,878        1,878
St. Charles Towne Plaza     12/1/00     8.75%        30,887       30,887
West Ridge Plaza            12/1/00     8.75%         4,612        4,612
White Oaks Plaza            12/1/00     8.75%        12,345       12,345
     Subtotal 2000                                  189,777      187,877    8.61%

Biltmore Square              1/1/01     7.15%        27,739       27,739
Chesapeake Square            1/1/01     7.28%        49,819       49,819
Port Charlotte Town          1/1/01     7.28%        46,228       46,228
Center
Great Lakes Mall - 1         3/1/01     6.74%        53,657       53,657
     Subtotal 2001                                  177,443      177,443    7.10%

Lima Mall - 1                3/1/02     7.12%        14,424       14,424
Lima Mall - 2                3/1/02     7.12%         4,805        4,805
Columbia Center             3/15/02     7.62%        42,997       42,997
Northgate Shopping Center   3/15/02     7.62%        80,287       80,287
Tacoma Mall                 3/15/02     7.62%        93,938       93,938
Crossroads Mall             7/31/02     7.75%        41,440       41,440
North Riverside Park         9/1/02     9.38%         4,035        4,035
Plaza - 1
North Riverside Park         9/1/02    10.00%         3,668        3,668
Plaza - 2
Hutchinson Mall             10/1/02     8.44%        11,523       11,523
     Subtotal 2002                                  297,117      297,117    7.69%


Battlefield Mall             6/1/03     7.50%        49,990       49,990
South Park Mall             6/15/03     7.25%        24,748       24,748
Anderson Mall               12/15/03    6.74%        19,000       19,000
Forest Mall                 12/15/03    6.74%        12,800       12,800
Forest Village Park Mall    12/15/03    6.16%        20,600       20,600
Golden Ring Mall            12/15/03    6.74%        29,750       29,750
Longview Mall               12/15/03    6.16%        22,100       22,100
Markland Mall               12/15/03    6.74%        10,000       10,000
Midland Park Mall           12/15/03    6.31%        22,500       22,500
Miller Hill Mall            12/15/03    6.74%        34,500       34,500
Muncie Mall - 1             12/15/03    6.74%        24,000       24,000
Muncie Mall - 2             12/15/03    6.99%        20,000       20,000
North Towne Square          12/15/03    6.31%        23,500       23,500
Towne West Square           12/15/03    6.16%        40,250       40,250
Miami International Mall    12/21/03    6.91%        47,135       28,281
     Subtotal 2003                                  400,873      382,019    6.72%

Forum - Class A-1           5/15/04     7.13%        90,000       51,763
Cielo Vista Mall - 2         7/1/04     8.13%         2,323        2,323
College Mall                 7/1/04     7.00%        43,073       43,073
Greenwood Park Mall          7/1/04     7.00%        36,075       36,075
Tippecanoe Mall              7/1/04     8.45%        47,127       47,127
Towne East Square            7/1/04     7.00%        56,949       56,949
CMBS Loan - Fixed           11/1/04     7.18%       175,000      175,000
Component (1)
     Subtotal 2004                                  450,547      412,310    7.26%

Melbourne Square             2/1/05     7.42%        39,945       39,945
     Subtotal 2005                                   39,945       39,945    7.42%

Treasure Coast Mall          1/1/06     7.42%        54,129       54,129
Gulf View Square            10/1/06     8.25%        38,281       38,281
Paddock Mall                10/1/06     8.25%        30,446       30,446
     Subtotal 2006                                  122,856      122,856    7.88%

Cielo Vista Mall - 1         5/1/07     9.38%        56,163       56,163
McCain Mall                  5/1/07     9.38%        26,128       26,128
Valle Vista Mall             5/1/07     9.38%        34,605       34,605
University Park Mall        10/1/07     7.43%        59,500       35,700
     Subtotal 2007                                  176,396      152,596    8.92%

Randall Park Mall            1/1/11     9.25%        33,469       33,469
     Subtotal 2011                                   33,469       33,469    9.25%

Windsor Park Mall - 2        5/1/12     8.00%         8,952        8,952
     Subtotal 2012                                    8,952        8,952    8.00%

Chesapeake Centre           5/15/15     8.44%         6,563        6,563
Grove at Lakeland Square,   5/15/15     8.44%         3,750        3,750
The
Terrace at Florida Mall,    5/15/15     8.44%         4,688        4,688
The
     Subtotal 2015                                   15,001       15,001    8.44%


Sunland Park Mall            1/1/26     8.63%        39,938       39,938
     Subtotal 2026                                   39,938       39,938    8.63%

Total Consolidated Fixed
Rate Mortgage Debt                                2,206,355    2,116,125    7.60%

Variable Rate Mortgage
Debt:


Eastland Mall                3/1/98     7.16%        30,000       30,000
Edison Mall (2)             3/19/98     6.31%        41,000       41,000
Eastgate Consumer Mall      12/31/98    6.50%        22,929       22,929
Riverway - 1                12/31/98    6.38%        85,571       85,571
Riverway - 2                12/31/98    6.38%        45,880       45,880
     Subtotal 1998                                  225,380      225,380    6.48%

Jefferson Valley Mall       1/12/00     6.21%        50,000       50,000
Shops at Sunset Place,      6/30/00     6.91%        16,307       12,230
The
Trolley Square - 2          7/23/00     7.16%         4,641        4,177
Trolley Square - 3          7/23/00     7.16%         3,500        3,150
     Subtotal 2000                                   74,448       69,557    6.43%

Crystal River                1/1/01     7.66%        16,000       16,000
     Subtotal 2001                                   16,000       16,000    7.66%

Highland Lakes Center        3/1/02     7.16%        14,377       14,377
Mainland Crossing           3/31/02     7.16%         2,226        2,226
     Subtotal 2002                                   16,603       16,603    7.16%

Forum - Class A-2           5/15/04     5.96%        85,000       48,887
Forum - Class A-3           5/15/04     5.96%         5,000        2,876
CMBS Loan - Floating        11/1/04     6.03%        50,000       50,000
Component (1)
     Subtotal 2004                                  140,000      101,763    5.99%

Total Variable Rate                                 472,431      429,303    6.43%
Mortgage Debt

Total Consolidated                                2,678,786    2,545,428    7.40%
Mortgage Debt

Fixed Rate Unsecured
Debt:

SDG, LP (PATS)              11/15/03    6.75%       100,000      100,000
     Subtotal 2003                                  100,000      100,000    6.75%

SDG, LP (Bonds)             7/15/04     6.75%       100,000      100,000
     Subtotal 2004                                  100,000      100,000    6.75%

SCA (Bonds) (2)             5/15/05     7.67%       110,000      110,000
SDG, LP (MTN)               6/24/05     7.13%       100,000      100,000
     Subtotal 2005                                  210,000      210,000    7.41%


SDG, LP (Bonds)             11/15/06    6.88%       250,000      250,000
     Subtotal 2006                                  250,000      250,000    6.88%

SDG, LP (MTN)               9/20/07     7.13%       180,000      180,000
     Subtotal 2007                                  180,000      180,000    7.13%

SDG, LP (Bonds)             7/15/09     7.00%       150,000      150,000
     Subtotal 2009                                  150,000      150,000    7.00%

Total Unsecured Fixed                               990,000      990,000    7.03%
Rate Debt

Variable Rate Unsecured
Debt:

SDG, L.P. Unsecured Loan    9/25/98     6.41%        70,000       70,000
     Subtotal 1998                                   70,000       70,000    6.41%

Corporate Credit Facility-1 9/27/99     6.41%       480,000      480,000
Corporate Credit Facility-2 9/27/99     6.41%       275,000      275,000
SCA Corporate Credit
 Facility - 3 (2)           12/23/99    8.50%        15,000       15,000
     Subtotal 1999                                  770,000      770,000    6.45%

SDG, L.P. Unsecured Loan    1/31/00     6.41%        63,000       63,000
     Subtotal 2000                                   63,000       63,000    8.50%

SCA (Bonds) (2)             1/15/04     6.75%       150,000      150,000
     Subtotal 2004                                  150,000      150,000    6.75%

Total Unsecured Variable                          1,053,000    1,053,000    6.49%
Rate Debt

Total Unsecured Debt                              2,043,000    2,043,000    6.75%

Adjustment to Fair Market
Value - Fixed Rate                                  (1,624)      (1,624)      N/A
Adjustment to Fair Market
Value - Variable Rate                                   724          724      N/A

Total Consolidated Debt                           4,720,886    4,587,528    7.1134%


Joint Venture
Indebtedness
Fixed Rate Mortgage Debt:

Century III Mall - 2        12/1/97     7.00%            89           45
     Subtotal 1997                                       89           45    7.00%

Northfield Square            4/1/00     9.52%        24,397       24,397
Coral Square                12/1/00     7.40%        53,300       26,650
     Subtotal 2000                                   77,697       51,047    8.41%


Fox Valley Center (2)        6/1/02     8.67%        47,500       23,750
River Oaks Center (2)        6/1/02     8.67%        32,500       16,250
Palm Beach Mall             12/15/02    8.21%        51,571       25,786
     Subtotal 2002                                  131,571       65,786    8.49%

Avenues, The                5/15/03     8.36%        58,577       14,644
Century III Mall - 1         7/1/03     6.78%        66,000       33,000
Lakeland Square             12/22/03    7.26%        53,090       26,545
     Subtotal 2003                                  177,667       74,189    7.26%

Westchester, The (2)         9/1/05     8.74%       153,500       76,750
Cobblestone Court           11/30/05    7.22%         6,180        2,163
Crystal Court               11/30/05    7.22%         3,570        1,250
Fairfax Court               11/30/05    7.22%        10,320        2,709
Gaitway Plaza               11/30/05    7.22%         7,350        1,715
Plaza at Buckland Hills,    11/30/05    7.22%        17,680        6,055
The
Ridgewood Court             11/30/05    7.22%         7,980        2,793
Royal Eagle Plaza           11/30/05    7.22%         7,920        2,772
Village Park Plaza          11/30/05    7.22%         8,960        3,136
West Town Corners           11/30/05    7.22%        10,330        2,411
Westland Park Plaza         11/30/05    7.22%         4,950        1,155
Willow Knolls Court         11/30/05    7.22%         6,490        2,272
Yards Plaza, The            11/30/05    7.22%         8,270        2,895
Seminole Towne Center       12/27/05    6.88%        70,500       31,725
     Subtotal 2005                                  324,000      139,800    7.98%

Great Northeast Plaza        6/1/06     9.04%        17,845        8,923
Smith Haven Mall             6/1/06     7.86%       115,000       28,750
     Subtotal 2006                                  132,845       37,673    8.14%

Lakeline Mall                5/1/07     7.65%        73,785       36,893
     Subtotal 2007                                   73,785       36,893    7.65%

Ontario Mills - 4 (4)       12/28/09    0.00%         4,366        1,092
     Subtotal 2009                                    4,366        1,092    0.00%

Total Joint Venture Fixed
Rate  Mortgage Debt                                 922,020      406,523    7.95%

Variable Rate Mortgage
Debt:


Aventura Mall - 2            12/97      6.76%         5,900        1,967
     Subtotal 1997                                    5,900        1,967    6.76%

Aventura Mall - 3            1/8/98     8.50%        29,822        9,941
Aventura Mall - 1            8/8/98     6.62%       100,000       33,333
Florida Mall, The           12/1/98     6.28%        75,000       37,500
     Subtotal 1998                                  204,822       80,774    6.69%


Tower Shops, The (3)        3/13/99     7.66%        15,755        7,878
Indian River Commons (5)    3/29/99     6.91%         6,792        3,396
Indian River Mall (5)       3/29/99     6.91%        37,697       18,849
     Subtotal 1999                                   60,244       30,122    7.10%

Lakeline Plaza - 2           6/6/00     6.03%        10,500        5,250
     Subtotal 2000                                   10,500        5,250    6.03%

Grapevine Mills (6)         4/25/01     7.31%        35,430       13,286
Source, The                 7/16/01     7.36%       100,087       50,044
Hawthorn Center (2)          9/1/01     7.90%        25,000       12,500
Orland Square (2)            9/1/01     7.90%        50,000       25,000
     Subtotal 2001                                  210,517      100,830    7.55%

Arizona Mills                2/1/02     6.96%        66,135       17,404
Ontario Mills - 1 (3)        5/7/02     7.37%        50,000       12,500
Ontario Mills - 2 (7)        5/7/02     6.66%        20,000        5,000
Ontario Mills - 3 (7)        5/7/02     6.91%        50,000       12,500
     Subtotal 2002                                  186,135       47,404    7.02%

Circle Centre Mall          1/31/04     6.10%        60,000        8,802
     Subtotal 2004                                   60,000        8,802    6.10%

Total Joint Venture
Variable Rate Debt                                  738,118      275,148    7.08%

Total Joint Venture Debt                          1,660,138      681,671    7.60%

SDG's Share of Total                              6,381,024    5,269,199    7.18%
Indebtedness




(1)  New CMBS secured by six former DRC properties and West Ridge Mall.
(2)  Represents debt assumed in connection with the acquisition of the RPT properties.
(3)  Two one-year options exist to extend maturity.
(4)  Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January
     2000.
(5)  On October 14, 1997, center permanently financed at fixed rate of 7.58% maturing
     November 1, 2004.
(6)  Grapevine Mills LIBOR spread reduced from .165% to .150% effective November 20, 1997.
(7)  LIBOR was swapped through maturity at 6.21% effective October 8, 1997.  Two one-year options exist to extend maturity.

SIMON DeBARTOLO GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements As of September 30, 1997
(In thousands)

                           Principal    SDG    SDG's    Interest
 Property Name    Maturity  Balance   Owner-  Share of    Rate   Terms of  Terms of Interest Rate Protection
                    Date    9/30/97    ship     Loan    9/30/97  Variable              Agreement
                                              Balance              Rate

Consolidated
Properties:

Secured Debt:
Eastland Mall      3/1/98     30,000  100.00%   30,000    7.16%  LIBOR +
                                                                  1.500%

Edison Mall       3/19/98     41,000  100.00%   41,000    6.31%  LIBOR +    LIBOR Capped at  8.35% through
                                                                   .650%      maturity
Eastgate          12/31/98    22,929  100.00%   22,929    6.50%  LIBOR +    LIBOR Capped at  5.00% through
Consumer    Mal                                                    1.500%     maturity
Riverway - 1      12/31/98    85,571  100.00%   85,571    6.38%  LIBOR +    LIBOR Capped at  5.00% through
                                                                   1.375%     maturity
Riverway - 2      12/31/98    45,880  100.00%   45,880    6.38%  LIBOR +    LIBOR Capped at  5.00% through
                                                                   1.375%     maturity

Jefferson Valley  1/12/00     50,000  100.00%   50,000    6.21%  LIBOR +    LIBOR Capped at  8.70% through
Mall                                                               .550%      maturity
Shops at Sunset   6/30/00     16,307  75.00%    12,230    6.91%  LIBOR +
Place, The                                                       1.250%
Trolley Square -  7/23/00      4,641  90.00%     4,177    7.16%  LIBOR +
2                                                                1.500%
Trolley Square -  7/23/00      3,500  90.00%     3,150    7.16%  LIBOR +
3                                                                1.500%

Crystal River      1/1/01     16,000  100.00%   16,000    7.66%  LIBOR +
                                                                2.000%

Highland Lakes     3/1/02     14,377  100.00%   14,377    7.16%  LIBOR +
Center                                                           1.500%
Mainland          3/31/02      2,226  100.00%    2,226    7.16%  LIBOR +
Crossing                                                         1.500%

Forum - Class A-  5/15/04     85,000  57.51%    48,887    5.96%  LIBOR +    LIBOR Capped at  9.50% through
2                                                                .300%      maturity
Forum - Class A-  5/15/04      5,000  57.51%     2,876    5.96%  LIBOR +    LIBOR Capped at  9.50% through
3                                                                .300%      maturity
CMBS Loan -       11/1/04     50,000  100.00%   50,000    6.03%  LIBOR +
Floating                                                         .375%
Component

           Total             472,431           429,303
    Consolidated
    Secured Debt

Unsecured Debt:
SDG, L.P.         9/25/98     70,000  100.00%   70,000    6.41%  LIBOR +
Unsecured Loan                                                   .750%
SCA Corporate     12/23/99     15,000  100.00%  15,000    8.50%  PRIME
Credit Facility
- 3
Corporate Credit  9/27/99    480,000  100.00%  480,000    6.41%  LIBOR +
Facility - 1                                                     .750%
Corporate Credit  9/27/99    275,000  100.00%  275,000    6.41%  LIBOR +
Facility - 2                                                     .750%
SDG, L.P.         1/31/00     63,000  100.00%   63,000    6.41%  LIBOR +
Unsecured Loan                                                   .750%
SCA (Bonds)       1/15/04    150,000  100.00%  150,000    6.75%             Capped at  6.75% through maturity.

           Total         1,053,000           1,053,000
    Consolidated
  Unsecured Debt

   Adjustment of              724                  724
   Variable-Rate
 Indebtedness to
             FMV

    Consolidated           1,526,155         1,483,027
   Variable Rate
            Debt


Joint Venture
Properties:

Aventura Mall-3    8/1/97     29,822  33.33%     9,941    8.50%  PRIME      See Footnote (1)
Aventura Mall-2    8/7/97      5,900  33.33%     1,967    6.76%  LIBOR +
                                                                 1.100%

Aventura Mall-1    8/8/98    100,000  33.33%    33,333    6.62%  Tokyo CD
                                                                   Rate +
                                                                    .900%
Florida Mall,     12/1/98     75,000  50.00%    37,500    6.28%  Commerci
The                                                              al Paper
                                                                   Rate +
                                                                    .750%

Tower Shops, The  3/13/99     15,755  50.00%     7,878    7.66%  LIBOR +    Two one-year extensions exist to
                                                                2.000%     extend maturity.  See Footnote
                                                                          (1).
Indian River      3/29/99      6,792  50.00%     3,396    6.91%  LIBOR +    Permanently financed at fixed rate
Commons                                                          1.250%     of 7.58% October 24, 1997.
Indian River      3/29/99     37,697  50.00%    18,849    6.91%  LIBOR +    Permanently financed at fixed rate
Mall                                                             1.250%     of 7.58% October 24, 1997.

Lakeline Plaza-2   6/6/00     10,500  50.00%     5,250    6.03%  LIBOR +
                                                                 .375%

Grapevine Mills   4/25/01     35,430  37.50%    13,286    7.31%  LIBOR +    Spread reduced from 1.65% to 1.50%
                                                                1.650%     November 20, 1997.
Source, The       7/16/01    100,087  50.00%    50,044    7.36%  LIBOR +
                                                                1.700%
Hawthorn Center    9/1/01     25,000  50.00%    12,500    7.90%  LIBOR +    LIBOR Swapped at  7.25% through
                                                                .650%      maturity
Orland Square      9/1/01     50,000  50.00%    25,000    7.90%  LIBOR +    LIBOR Swapped at  7.25% through
                                                                .650%      maturity

Arizona Mills      2/1/02     66,135  26.32%    17,404    6.96%  LIBOR +    LIBOR Capped at  9.50% through
                                                                1.300%     maturity
Ontario Mills-1    5/7/02     50,000  25.00%    12,500    7.37%  LIBOR +    LIBOR Swapped at  6.37% through
                                                                 1.000%     maturity.  See Footnote (1).
Ontario Mills-2    5/7/02     20,000  25.00%     5,000    6.66%  LIBOR +    A swap at 6.21% through maturity
                                                                 1.000%     was obtained on October 8, 1997.
Ontario Mills-3    5/7/02     50,000  25.00%    12,500    6.91%  LIBOR +    A swap at 6.21% through maturity
                                                                 1.250%     was obtained on October 8, 1997.

Circle Centre     1/31/04     60,000  14.67%     8,802    6.10%  LIBOR +    LIBOR Capped at  8.81% through
Mall                                                             .440%      maturity

Total Joint
Venture                      738,118           275,148
Properties


Total Variable
Mortgage and
Other                      2,264,273         1,758,175
Indebtedness


Footnotes:
(1)  Rate can be reduced based upon project performance.
(2)  The following table summarizes variable rate debt:

                              Total          SDG Share
Swapped debt                  125,000           50,000
Capped debt "in the           304,380          304,380
money"
Other hedged                  307,135          168,968
variable rate debt
Unhedged variable           1,527,758        1,234,827
rate debt
                            2,264,273        1,758,175

                          SIMON DeBARTOLO GROUP
                       New Development Activities
                        As of September 30, 1997


                                                             Non-Anchor
                        SDG        Actual/     Projected     Sq. Footage
      Mall/          Ownership    Projected      Cost          Leased/          GLA
     Location        Percentage    Opening   (in millions)    Committed       (sq. ft.)
------------------  ------------  ---------  ------------  ---------------  ------------

Projects Recently Opened
------------------------

The Source              50%       9/5/97        $153              90%            730,000
Long Island, NY                                             (as of 11/5/97)

   Anchors/Major Tenants:  Fortunoff, Nordstrom Rack, Off 5th-Saks Fifth Avenue Outlet,
                           Cheesecake Factory, Rainforest Cafe, Just for Feet, Bertolini's,
                           Loehmann's, Old Navy, Virgin Megastore, Circuit City,
                           Brooklyn Diner, ABC Home Store, ABC Carpet Store
--------------------------------------------------------------------------------------------

Projects Under Construction
---------------------------

Grapevine Mills         38%      10/30/97       $203              91%          1,500,000
Grapevine, TX                                               (as of 11/5/97)
(Dallas/Ft. Worth)

   Anchors/Major Tenants:  Books-A-Million, Burlington Coat Factory, Off 5th-Saks, Fifth Avenue
                           Outlet, Group USA, Rainforest Cafe, Bed Bath & Beyond, AMC Theatres,
                           GameWorks, American Wilderness, Sports Authority, JCPenney Outlet,
                           Bernini Off Rodeo, Old Navy, Western Warehouse, Virgin Megastore,
                           Marshalls
-----------------------------------------------------------------------------------------------

Arizona Mills           26%      11/20/97       $188              91%          1,200,000
Tempe, Arizona                                               (as of 11/5/97)

   Anchors/Major Tenants:  Oshmans Supersport, Off 5th-Saks Fifth Avenue Outlet, Burlington
                           Coat Factory, Harkins Theater, Rainfores, Cafe, GameWorks,
                           Hi Health, JCPenney Outlet, Group USA, Linens 'N Things, IMAX,
                           Ross Dress for Less, American Wilderness, Virgin Megastore,
                           Marshalls
-----------------------------------------------------------------------------------------------

Muncie Plaza            100%       4/98          $14              82% (1)        195,500
Muncie, IN                                                  (as of 11/11/97)

   Anchors/Major Tenants:  Kohl's, TJMaxx, OfficeMax, Shoe Carnival, Factory Card
------------------------------------------------------------------------------------------------

Shops at Sunset         75%        10/98        $149              86%            520,000
Place                                                       (as of 10/27/97)
South Miami, FL

   Anchors/Major Tenants:  AMC 24 Theatre, NIKETOWN, Barnes & Noble, IMAX Theatre, Virgin
                           Megastore, Z Gallerie, GameWorks
------------------------------------------------------------------------------------------------

Lakeline Plaza          50%    Phase I - 5/98    $34        Phase I - 78%(1)     381,000
Austin, TX                     Phase II- 11/98              (as of 11/11/97)



   Anchors/Major Tenants:  Linens 'N Things, TJMaxx, Old Navy, Toys "R" Us, Office Max,
                           Party City

(1)  Community Center leased/committed percentage includes owned anchor GLA.

                          SIMON DeBARTOLO GROUP
                    Renovation/ Expansion Activities
                        As of September 30, 1997

                                                                                       Total
                               SDG          Actual/           Projected              Existing
          Mall/             Ownership     Anticipated            Cost        Year        GLA
        Location           Percentage      Completion       (in millions)    Built    (sq. ft.)
-------------------------   ------------  ----------------  -------------   -------  ----------

Projects Under Construction
---------------------------
Aventura Mall                  33.3%    11/97(Bloomingdale's)     $91         1983     987,000
Miami, FL                                 3/98 (All other)
(Expansion)                               3/99 (Burdine's)


   Scope of Construction:  Additions of 252,000 sq. ft. Bloomingdale's, 225,000 sq. ft. Burdines,
                           255,000 sq. ft. of small shops, 77,950 sq. ft. AMC Theatre with 24 screens, new parking deck, Sears 37,000 sq. ft. expansion, Lord and
                           Taylor 28,000 sq. ft. expansion, JCPenney 60,000 sq. ft. expansion, and Macy's 45,000 sq. ft. expansion
-------------------------------------------------------------------------------------------------

Prien Lake Mall                100%       11/98                   $30         1972       467,000
Lake Charles, LA
(Renovation/Expansion)


   Scope of Construction:  Addition of 157,000 sq. ft. Dillard's and 124,000 sq. ft. Sears,;
                           renovation of existing mall and JCPenney building and 68,000 sq. ft.
                           expansion of shops with food court
------------------------------------------------------------------------------------------------

The Florida Mall                50%      Fall 1999                $85         1986     1,120,000
Orlando, FL
(Expansion)

   Scope of Construction:  Addition of 200,000 sq. ft. Burdines and 197,000 sq. ft. of shops with expansions to Sears, JCPenney, Dillard's, and Gayfers
--------------------------------------------------------------------------------------------------

Projects Under Development
--------------------------

Mission Viejo Mall             100%      Fall 1999               $150          1979       817,000
Mission Viejo, CA
(Renovation/Expansion)

   Scope of Construction:  Additions of 160,000 sq. ft. Nordstrom and two additional department stores,
                           130,000 sq. ft. of small shops, renovation with new food court, Macy's
                           60,000 sq. ft. expansion, Robinson-May 70,000 sq. ft. expansion
---------------------------------------------------------------------------------------------------------

North East Mall                100%      Fall 2000               $110          1971     1,142,000
Hurst, TX
(Renovation/Expansion)

   Scope of Construction:  Additions of small shops, 160,000 sq. ft. Nordstrom and one additional department store, expansions of Dillard's and JCPenney, renovations of
                           Sears and Montgomery Ward
---------------------------------------------------------------------------------------

                          SIMON DeBARTOLO GROUP
                  Other Renovation/Expansion Activities
          Projects Under Construction as of September 30, 1997



                                                                SDG's
 Project Name       Location           Scope of Project           %      Date
--------------   --------------   --------------------------    -----   ------

Alton Square     Alton, IL        Addition of Sears and mall    100%     10/97
                                  renovation
--------------   --------------   --------------------------    ----    ------

Barton Creek     Austin, TX       Addition of Old Navy,         100%      3/98
Square                            Finish Line and cinema,
                                  new food court and mall
                                  renovation
--------------   --------------   -------------------------     ----    ------

Charles Towne    Charleston, SC   Mall demolition and           100%      2/98
Square                            conversion to community
                                  center; addition of Regal
                                  Cinema and renovation of
                                  Montgomery Ward
--------------   --------------   --------------------------    ----    ------

Chautauqua       Jamestown, NY    Addition of JCPenney and      100%     11/97
Mall                              Bon Ton (scheduled to open
                                  in 1998), new food court
                                  and mall renovation
--------------   --------------   -------------------------     ----    ------

Columbia         Kennewick WA     Addition of Barnes & Noble    100%     11/97
Center                            and ACT III Theater
--------------   --------------   --------------------------    ----    ------

Crystal River    Crystal River,   Addition of Regal Cinema      100%     11/97
Mall             FL
--------------   --------------   --------------------------    ----    ------

Eastern Hills    Buffalo, NY      Phase I - Addition of         100%      3/98
Mall                              Burlington Coat
                                  Phase II - Addition of                 10/98
                                  Silver Cinema
--------------   --------------   --------------------------    ----    ------

Forest Mall      Fond du Lac,     Addition of Sears and         100%      3/98
                 WI               Staples and mall
                                  renovation
--------------   --------------   --------------------------    ----    ------

Forest Village   Forestville,     Addition of cinema and        100%     11/98
Park Mall        MD               restaurants and mall
                                  renovation
--------------   --------------   --------------------------    ----    ------

Irving Mall      Irving, TX       Phase I - Addition of         100%      4/98
                                  Barnes & Noble and Old
                                  Navy
                                  Phase II - Addition of                 11/98
                                  General Cinema
--------------   --------------   --------------------------    ----    ------

Knoxville        Knoxville, TN    Regal Cinema expansion and    100%     11/97
Center                            mall renovation
(formerly East
Towne Mall)
--------------   --------------   --------------------------    ----    ------

Northgate Mall   Seattle, WA      New food court and mall       100%     11/97
                                  renovation
--------------   --------------   --------------------------    ----    ------

Northwoods       Peoria, IL       Replace Montgomery Ward       100%      Fall
Mall                              with Sears                              1998
--------------   --------------   --------------------------    ----    ------

Paddock Mall     Ocala, FL        New food court and mall       100%     11/97
                                  renovation
--------------   --------------   --------------------------    ----    ------

Port Charlotte   Port             Addition of Regal Cinema      100%     11/98
Towne Center     Charlotte, FL
--------------   --------------   --------------------------    ----    ------

Richardson       Dallas, TX       Addition of Steinmart and     100%      7/98
Square Mall                       Ross Dress for Less, new
                                  food court and mall
                                  renovation
--------------   --------------   --------------------------    ----    ------

Richmond         Richmond, IN     Addition of Dillard's and     100%     11/97
Square                            mall renovation
--------------   --------------   --------------------------    ----    ------

Smith Haven      Long Island,     Addition of Old Navy and       25%    Summer
Mall             NY               theatre expansion and                   1998
                                  relocation
--------------   --------------   --------------------------    ----    ------

Southern Park    Youngstown, OH   Small shop expansion, new     100%     11/97
Mall                              food court and mall
                                  renovation
--------------   --------------   --------------------------    ----    ------

Towne West       Wichita, KS      Addition of Petsmart          100%      9/98
Square
--------------   --------------   --------------------------    ----    ------

Tyrone Square    St.              Addition of Borders, new      100%      5/98
                 Petersburg, FL   food court and restaurants
                                  and mall renovation
--------------   --------------   --------------------------    ----    ------

Valle Vista      Harlingen, TX    Addition of OfficeMax         100%      5/98
Mall
--------------   --------------   --------------------------    ----    ------

West Town Mall   Knoxville, TN    Addition of Regal Cinema       50%      5/98
                                  and parking deck
--------------   --------------   --------------------------    ----    ------

Windsor Park     San Antonio,     Addition of Burlington        100%      5/98
Mall             TX               Coat and cinema expansion
--------------   --------------   --------------------------    ----    ------


(1) Total anticipated cost of the above projects is $200 million; SDG's share is $190 million.

                          SIMON DeBARTOLO GROUP
                          Capital Expenditures
              For the Nine Months Ended September 30, 1997


                              (In millions)


                                            Joint Venture Properties
                           Consolidated                      SDG's
                            Properties        Total          Share


Acquisitions                 $1,070.5         $352.0(1)     $352.0

New Developments                $60.0         $295.7        $124.9

Renovations and Expansions      131.1           48.3          18.8

Tenant Allowances-Retail         23.8            3.1           1.2

Tenant Allowances-Office           .9            -              -

Capital Expenditures
   Recovered from Tenants         5.5             .4            .2

Other (2)                         6.1            1.3            .6
                               ------         ------        ------


Totals                       $1,297.9        $700.8         $497.7
                              ========       ======         ======


(1)  Represents the acquisitions of ownership interests in West Town
     Mall ($70), Dadeland Mall ($128), and certain joint venture properties included in the RPT acquisition ($154).
(2) Primarily represents capital expenditures not recovered from tenants.

                          SIMON DeBARTOLO GROUP
                    Gains on Sales of Peripheral Land
                        As of September 30, 1997


                              (In millions)



                                      Nine Months Ended
                                        September 30,
                                      1997         1996(1)

Consolidated Properties               $3.0           $1.0

SDG's Share of Joint
    Venture Properties                 2.2            1.6
                                      ----           ----

Totals                                $5.2           $2.6
                                     =====          =====



(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.

Introduction  (David Simon)

Welcome to our third quarter earnings conference call. We had another great quarter, both in terms of our financial performance and the activity level we are seeing on a number of fronts. What seems to get lost sometimes when people look at our company is the multitude of initiatives that SDG is involved in on all aspects of our business. I don't believe there is another REIT that is capable of doing as many things, creating value for their shareholders and growing their company, as SDG is doing. During today's call, we will highlight many of the initiatives. We may run just a bit longer than recent history, but I believe it is important that you understand and get a feel for all the great things that are happening with our Company. But before we get into the detail, let me give a quick overview of third quarter accomplishments.

* We grew FFO per share 12.3%, basically all generated without the benefit of our recent acquisition activity in the third quarter of 1997.
* We acquired $1.4 billion real estate, including some of the country's best malls.
*     We opened two new projects and one significant expansion, adding
      2.5 million square feet of GLA.
*     We   raised   over  $1  billion  in  well-timed  capital   market
      transactions.

Financial and Operational Results  (Steve Sterrett)
As you will recall, we acquired DeBartolo last August 9th, so this is the last quarter that the comparison to prior year results aren't apples to apples. DeBartolo operations are included only after August 9, 1996. As the RPT acquisition was completed on September 29, 1997, it had no impact on our third quarter results. For ease of comparison, we have also excluded the RPT properties from all of our statistical comparisons.
1. FFO of the Operating Partnership for the quarter was $102.2 million, an increase of 37.6% over the prior year.
2. The increase on a per share basis was 12.3%, to $0.64 a share versus $0.57 in the prior year.
3. FFO of the Operating Partnership for the nine months was $283.4 million, an increase of 63.4% over the same period in 1996.
4. The increase on a per share basis was 11.2%, to $1.79 as compared to a $1.61.

We are pleased with the level of growth which was fueled solely by internal growth. A key element is the strong occupancy gains in both the Simon and the former DeBartolo portfolios. Likewise, year to date revenue from the cart and kiosk program in the DeBartolo portfolio is up 38% year to date, and should finish 1997 over $7 million above 1996 levels. Our total cart and kiosk program will gross over $65 million in 1997.

In the overall portfolio:
1. Mall occupancy at September 30 was 86%, up 1.7 percentage points from one year ago. We expect to end 1997 with at least a similar year over year increase.
   A.During  the third quarter of 1997, we executed leases for  over  1.1 million square feet of space in the regional mall portfolio.
   B.Our  projected  1997 leased square footage will be in  excess  of  5 million square feet which is 5% above our original 1997 estimates. C.Leasing activity has been exceptional for the year and we head into
     1998 with a lot of positive momentum which should bode well for continued growth in occupancy.
2. Average  base  rent  in  the regional malls as  of  September  30  was
   $21.82, up 8.1% from 1996. The average initial base rent for new leases signed during the first nine months of 1997 was $30.60, an increase of $10.15 over the tenants who closed or whose leases expired. Both of these numbers have been skewed by the newly acquired Dadeland Mall and the openings of The Forum Shops and The Source.
3. Excluding Dadeland, The Forum Shops and The Source, our average base rent was $21.44, which is still a healthy increase of 6.2%, and the leasing spread was $2.85.
4. Sales volume in the regional malls was $4.5 billion, up 5.3 % from the third quarter of 1996.
5. In the regional mall portfolio, total sales per square foot on a rolling 12-month basis, increased 5.8% for the period ended September 30th, and comparable sales per foot were up 3.4%. Our comparable sales are now tracking at $307 per square foot.

In the community center portfolio, occupancy increased 100 basis points from a year ago, to 93.1%. Average base rent was $7.78 at September 30, up 3.9% from $7.49 in 1996.

We are very pleased with the overall results for the quarter, which are in line with the "street" expectations, and we remain on target with our plan to meet expectations for the fourth quarter and the year.

One further note before I turn it over to Rick to discuss our development activities. Last week, we received a favorable summary judgment in the litigation brought against us by the group of former DeBartolo employees. While the employee group may obviously appeal the verdict, this judgment reinforces our belief that no material adverse impact will come to the Company as a result of this lawsuit.

Development Activity  (Rick Sokolov)

We had a very productive third quarter. During this quarter we celebrated the Grand Re-Opening of The Forum Shops at Caesars in Las Vegas and the Grand Opening of The Source in Westbury, Long Island. We also opened Grapevine Mills last week.

The Forum Shops
The Forum Shops, as you know, is one of the country's premier retail centers with sales in excess of $1300 per square foot. The expansion opened on August 29th and includes premier tenants such as NIKETOWN, Cheesecake Factory, and the world's largest FAO Schwarz.

The Source
The Source opened on September 5th. This is a unique project where we filled a market niche using one of the best demographic markets in the United States. We have a mix of value-oriented quality tenants such as Nordstrom Rack, Off 5th Saks Fifth Avenue Outlet, ABC Home Store, ABC Carpet Store, plus our entertainment and restaurant tenants such as Rainforest Cafe, Cheesecake Factory, Bertolini's and Brooklyn Diner. Tenants' expectations have been exceeded with respect to both traffic and sales volume. The center is currently 90% leased and committed.

Grapevine Mills
Grapevine Mills opened last Thursday, October 30th. Sales and traffic were well in excess of projections with over 600,000 shoppers over the weekend. The center is over 91% leased.

Other New Developments
Arizona Mills
We are opening Arizona Mills, in Tempe, Arizona, on November 20th.  This
1.2 million square foot regional mall Mills project is 92% leased.

Shops at Sunset Place
We are currently under construction on the Shops at Sunset Place which is opening October 1998 in South Miami, Florida. This is an entertainment specialty center that will feature NIKETOWN, AMC 24 Theatre, Barnes & Noble,

IMAX Theatre, Z Gallerie, GameWorks, and Virgin Megastore. The center is not opening for another year, yet it's already over 84% leased and committed.

Muncie Plaza and Lakeline Plaza
We have two power centers under construction. Muncie Plaza in Muncie, Indiana is located adjacent to our redeveloped Muncie Mall. The other power center is Lakeline Plaza, which is also adjacent to our newly opened Lakeline Mall, in Austin, Texas.

Redevelopment Activity

With respect to the redevelopment activity, our program continues to gain momentum. We have 28 malls where construction is underway, and 27 of these 28 projects will open prior to December 31, 1998.

A full recap of development and redevelopment activity will be included in our third quarter 8-K. We will discuss three of our most significant projects.

Aventura Mall
Aventura Mall located in Miami, Florida, is opening the new Bloomingdale's this week. When the expansion is complete, including the addition of Burdine's, a new AMC Theatre, and small shop and four anchor expansions, sales will be in excess of $725 million. Currently, sales are over $550 per square foot.

Florida Mall
At Florida Mall in Orlando, Florida, we are adding Burdine's. This is a center doing over $560 per square foot and will, when the expansion is complete, have sales in excess $700 million.

Prien Lake Mall
We are adding Dillards, Sears and renovating and expanding Prien Lake Mall, in Lake Charles, Louisiana. The renovation and expansion will be complete in November 1998. Sales volume of the center is expected to double.

Coming attractions
We are going to start next year on our expansions of Mission Viejo and North East Mall. We are adding Nordstrom, additional small shop space and additional department stores at both centers. We have announced the 800,000 square foot expansion of the newly acquired Dadeland Mall with a planned 1998 start construction. We are very excited about the redevelopment program, and it is producing the anticipated results of double digit returns, which is our hurdle for doing capital projects.

Acquisitions and Dispositions  (David Simon)
At the beginning of the year, we told you that we expected to complete anywhere between $500 million to $1 billion worth of acquisitions in
1997.   Through  September 30th of this year, we  have  completed  three acquisitions totaling $1.4 billion:
     1. RPT Portfolio Acquisition
     2. 50% interest in Dadeland Mall, and
     3. An additional 48% interest in West Town Mall.

I would like to take a few minutes to briefly walk you through the RPT transaction. The cost of the transaction was $1.2 billion. The initial cap rate before applying the Simon initiatives was 8.1%.

This portfolio of twelve regional malls and one community center is over 90% occupied and generates annual sales in excess of $330 per square foot. These centers have been continually invested in, and as a result, very little incremental capital is required.

The majority of the properties acquired are located in major metropolitan markets such as New York, Chicago, Los Angeles, and Pittsburgh, which provides a great fit for SDG. As we have begun the transition of our management responsibilities of the assets, we continue to be very excited about this transaction.

We have also reached an agreement in principle that would acquire one of
our  partner's interest in one of the portfolio properties.   We  expect
this to add to the transaction and look to close by year end.

We continue to believe that the positive FFO impact in its first year will more than $.05 per share.

Tiering Effect
Through our acquisition activities, we have upgraded our portfolio with the addition of several highly productive assets located in major metropolitan markets. Over one-third of our regional malls and specialty centers are located in the 20 largest metropolitan markets in the United States. Our top 33 malls generate nearly 40% of EBITDA, are

93% occupied and generate sales of $384 per square foot, probably comprising the top group of properties of any other retail or private retail ownership. The top half of our malls and specialty centers generate two-thirds of our EBITDA, and also generate $342 in sales per square foot and are 92% occupied.

As  we  continue to transform our Company from beyond just retail  real-
estate   into  marketing  and  promotional  initiatives,  our   upgraded
portfolio with major dominant assets will help us fuel that effort.

Dispositions
We continue to make progress on our dispositions and have a major sales transaction in the works which we hope to close by year-end. We expect overall to step up that effort given the availability of capital out there. I think we will shed more light on that over the next 30 days. We also believe the supply and demand of transactions available is moving in our favor. There seems to be a number of portfolios or individual assets out there that are for sale. We expect, contrary to what people are hearing, the pricing levels, in terms of the cap rates not to go down; but to remain where they are and in fact increase in supply and demand. I think the available acquirers of many of these assets is getting narrower and narrower, which will move to our benefit as well.

Simon Brand Ventures  (Karen Corsaro)
I am happy to report that Simon Brand Ventures is growing rapidly and also pleased that the kinds of acquisitions that we are doing add to the value that Simon Brand Ventures can deliver to SDG. You will recall that SBV, Simon Brand Ventures, was based on the notion that we have 100 million shoppers coming from a trade area that includes about 28 million households. And that we serve 17,000 retailers who employ more than 1 million people.

Simon Brand Ventures is a major national marketing initiative meant to tap these various audiences. The flagship for our program is MallPerks. It is the only national mall shopper loyalty program, and it continues to grow at a pace of about 15,000 members per week; which should easily put us at more than a million members by the end of this year.

There are several key initiatives that we will be announcing shortly. One which we just confirmed yesterday with Resorts Condominium International will make all of their 1.2 million members MallPerks members. This came as a result of a pilot program that we undertook recently with RCI, where they created offers that were included in the MallPerks packet of offers and within a three week period received 440 calls related to time share vacations and purchases. So the kinds of pilots that we are doing are working very nicely and are bringing additional partnerships to us and should, over the long term, create great value for our customer as well.

The VISA alliance is working well. In a period of about a month we distributed 1.3 million VISA rewards game pieces in our properties. This is part of an NFL promotion. This went so exceptionally well that the NFL has selected Simon DeBartolo to enhance and expand this relationship in 1998. We are meeting with them next week to determine exactly how that will work. VISA has also chosen to invest additional dollars in our tourism and international efforts that are used to market properties like The Forum Shops and Dadeland Mall, which allows us to bring great value to these properties plus drive business on the VISA card internationally and within our properties.

We have launched the credit card through our portfolio that is called the Mall VIP VISA, and the card so far is attracting a younger demographic and has been most successful in the more urban markets. It is moving a little bit more slowly in some of the less urban areas. We are encouraged by the kind of interest we see from the consumer in this card, but we feel that is going to be a marathon not a sprint in order to convince people that they need another credit card. So far Simon leads the alliance with the most cards acquired to date, and we are hoping to see the program continue to grow.

We are very excited about our ATM business. This is our electronic concierge network. We currently have 200 machines in place throughout the portfolio and will easily meet our goal for 300 machines in place in 1998. Just this month, in fact a few days ago, we began to pilot the alternative media products including gift certificates and phone cards. Assuming all this technology works as we want it to, next month we will launch into a larger group, which will include the state of Florida, with those products. In addition, we have secured interest from many national advertisers who are looking forward to using this network throughout our portfolio and will announce a deal shortly with a major national brand who will introduce a new product on our network system in a completely unique way that has never been done before with ATM.

In our relationship with SmarTalk, which is the fastest growing prepaid phone card company, we have 260 SmarTalk vending machines in roll out as we speak and will be fully operational with that business by Thanksgiving. In addition, we have been able to negotiate added value from SmarTalk in that they are providing us with 8,000 Santa story cards free to be provided to our shoppers simply as a thank you gift for shopping at Simon properties. We intend to use these both as a welcome and thank you gift. In addition, we hope to use them as a MallPerks and Mall VIP Credit card sign up incentive.

The Shopping Line, which is our automated phone answering system, continues to grow and we are almost at full roll out throughout the
portfolio.   We  are  still expecting an annualized  rate  of  about  12 million  calls  network-wide,
and we will begin marketing this system throughout the portfolio once it is network-wide in 1998. We have pilot programs in place with HFS and CUC to test travel offers on the system and so far that is looking very hopeful.
The  sponsorship category has been extremely active, and we are  in  the documentation phase of three significant initiatives with three of the top brands in the country. Those initiatives will all be announced before the end of this year. The sponsors are most attracted by the fact that we are the only developer that is able to couple both a very large and growing traffic stream with secure, dependable national
marketing  programs  like  MallPerks and  The  Savingtimes.   And  these
programs are delivering value to us uniquely as compared to other developers.

These deals along with the continued growth of the initiatives we have in place continue to confirm that we will deliver $8 to $10 million in net revenues in 1997 and a minimum of $20 to $25 million in 1998.

Joint Venture Activities  (David Simon)

As we look at the company in general, I think we have three major thrust areas of growth. One is obviously the development and redevelopment of existing and new products and that effort is going very well. We also believe that we will be the leader in the consolidation of our business which will fuel our growth opportunities. And the third area that we are very excited about to fuel our growth as well is in the SBV area. However, we do think that there are other opportunities beyond those three major platforms that will add to our growth and that is why we have chosen to do strategic joint ventures. Let me make a brief statement as to where we stand on those.

DLJ
As  many of you saw Tuesday, we announced the formation of a partnership
with   DLJ   Real  Estate  Capital  Partners  to  acquire  and   develop
entertainment-oriented real estate projects.

We are excited about the prospects for this venture, which will focus primarily on smaller projects, such as theater, restaurant and lifestyle complexes, that might otherwise fall below the SDG radar screen as well as other financing type projects that we will be able to participate in. Our initial conversations with developers, owners and operators in this area have been very exciting, and we would expect to begin acquiring and developing product beginning this year and in 1998. I expect our equity commitment in the next year or so to be approximately $100 million and that will be invested as the product comes on screen.

Chelsea
We have announced our first project with Chelsea in Houston and had a very productive meeting yesterday going over various sites. We are very excited about this relationship and the prospects that it will have for future growth opportunities. The reputation and relationships that they have in the business coupled with our overall retail strength should lead to some very interesting product.

Mills
The Mills relationship continues to be very gratifying. Grapevine Mills is turning out to be a terrific center, and Ontario Mills continues to perform well. We have Arizona Mills opening this month, and Charlotte, where we expect to begin construction in 1998 for a 1999 opening. We are working on various other deals.

We will expect to continue to do strategic joint ventures which will allow us to leverage our reputation and position in the industry and at the same time not take our eye off the ball in our three major growth fundamentals which is development, redevelopment, consolidating our industry and the various Simon Brand Venture activities.

Financing Activity  (Steve Sterrett)
We have been extremely busy in the capital markets and completed the following major transactions during the quarter totaling $1 billion.
1. September 2 - Completed the refinancing of the former DeBartolo CMBS, which resulted in the release of mortgages encumbering 18 of the portfolio properties and added $5 million a year of cash flow.
2. September 10 - Completed the sale of $180 million of Medium -Term Notes. The 10 year notes were priced at the then 10 year treasury rate plus 86 basis points, which equates to 7.125%.
3. September 16 - Issued $25 million of common stock to Smith Barney, Inc. for inclusion in their Equity Focus Trusts -REIT Portfolio Series.
4. September 19 - Issued 4.5 million share common offering which raised a net of $147 million.
5. September 26 - Obtained an additional unsecured revolving credit facility in the amount of $500 million. The new credit facility has the same terms as the existing facility which is a base volume rate of 75 over LIBOR. It was used primarily to fund a portion of the cost of the RPT acquisition.
6. October 17 - We have finalized a mortgage for West Town Mall of $76 million which bears interest at 6.9%.
7. October 27 - Completed a $150 million offering of 8-year unsecured notes which pay interest at 6.875%. The notes were priced at 83 basis points over the 8-year treasury. We effectively reduced the borrowing cost by 12 basis points through an interest rate hedge agreement that we had in place.

We will continue to be very active on the capital frontier this quarter and early into 1998. We expect to make further progress on our balance sheet to bring it more in line with our target capital structure. With all of our capital activities, we are currently at a pace to have $350 million in unencumbered EBITDA by year end 1997. And we expect to be in a position to announce within the next couple of weeks a rework of our credit facility which will further improve our pricing in terms.

Summary  (David Simon)
As you have heard, it was an extremely busy and gratifying quarter. But that's business as usual for us. Whether it's growing our FFO double digits, aggressively acquiring great assets, building exciting new projects, enhancing our market dominant existing portfolio, forging strategic alliances, creating an entirely new set of revenue streams or aggressively managing our balance sheet, we continue to be focused on growing our company profitably and enhancing shareholder value.